Issuer Free Writing Prospectus dated July 7, 2014

Filed Pursuant to Rule 433

Relating to the Preliminary Prospectus dated July 7, 2014 and

Registration Statement No. 333-190841

Below is a graphic representation of an information wheel distributed to attendees of Globant S.A.’s roadshow in support of its initial public offering of common shares pursuant to the registration statement set forth above:

Globant S.A. has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may get these documents for free by mail from the offices of J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 (attn: Prospectus Department) or by calling (866) 803-9204, or from Citigroup c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling (800) 831-9146.